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                                                                    Exhibit 10.1

                                                       PERSONAL AND CONFIDENTIAL

                            PAYLESS SHOESOURCE, INC.
                              3231 EAST 6TH AVENUE
                                  P.O. BOX 1189
                            TOPEKA, KANSAS 66601-1189
                                 (785) 233-5171
                                EXECUTIVE OFFICES


Jay A. Lentz, PhD.
Senior Vice President
   Human Resources

                                                   May 26, 2005


Steven J. Douglass
3231 SE Sixth Avenue
Topeka, Kansas 66607

Dear Steven:

              In connection with the CEO succession plan, you and Payless ShoeSource, Inc. (the "Company") mutually agree that the last day of your employment will be the day immediately preceding the date on which your successor commences employment with the Company (your "Separation Date"). The Company expects that the new CEO will commence employment on or before August 1, 2005. For the avoidance of doubt, until your Separation Date you will continue to have the position, authority, duties and responsibilities contemplated by Paragraph 1 of your Employment Agreement dated October 1, 2003 (your "Employment Agreement").

              Upon your separation on the Separation Date, the Company agrees that you will be treated for all purposes as having your employment terminated during the Contract Term by you for Good Reason and the Company will honor all of its obligations under your Employment Agreement.

              Unless the Company waives this requirement, your separation from the Company will constitute your resignation from (1) any director, officer or employee position you then have with the Company, its subsidiaries and its affiliates and (2) all fiduciary positions (including as trustee) you hold with respect to any pension plans or trusts established by the Company, its subsidiaries and its affiliates. The Company and you agree that this letter will serve as your written notice of resignation in this circumstance.

                                                     Very truly yours,

                                                     /s/ Jay Lentz


Accepted and agreed to as of the 26th day of May, 2005:


/s/ Steven J. Douglass
-----------------------------------------
          Steven J. Douglass